Exhibit 4.2

NINTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS NINTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of March 12, 2012 by and among Inogen, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each, an “Investor” and collectively the “Investors”).

RECITALS:

WHEREAS, the Company and certain of the Investors have entered into that certain Series G Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), by and among the Company and the Investors listed on Schedule A thereto, which provides for, among other things, the purchase by such Investors of shares of Series G Preferred Stock of the Company;

WHEREAS, the Company and certain of the Investors are parties to that certain Eighth Amended and Restated Investors’ Rights Agreement, dated February 16, 2010, (the “Prior Agreement”); and

WHEREAS, in order to induce certain of the Investors to enter into the Purchase Agreement and purchase shares of Series G Preferred Stock thereunder, the Company and certain of the Investors have agreed to enter into this Agreement, which amends and restates the Prior Agreement in its entirety.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree that the Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning of record, or having the right to acquire, Registrable Securities that have not been sold to the public, or any assignee of record of such Registrable Securities in accordance with Section 1.12 hereof.

(e) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act, with aggregate proceeds of at least forty million dollars ($40,000,000) (before deduction of underwriters commissions and expenses) at a public offering price of at least $5.95 (as adjusted for stock splits, stock dividends, combinations and the like after the date hereof).

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Series A Registrable Securities (as defined below), (ii) the Series B Registrable Securities (as defined below), (iii) the Series C Registrable Securities (as defined below), (iv) the Series D Registrable Securities (as defined below), (v) the Series E Registrable Securities (as defined below), (vi) the Series F Registrable Securities (as defined below), (vii) the Series G Registrable Securities (as defined below), (viii) any Common Stock issued on exercise of warrants to purchase shares of Common Stock issued pursuant to the Series D Preferred Stock Convertible Promissory Note and Warrant Purchase Agreement dated April 20, 2007, (ix) any Common Stock issued upon the exercise of warrants to purchase shares of Common Stock issued pursuant to the Series Preferred Stock and Common Stock Warrant Purchase Agreement dated February 27, 2009, and (x) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), (iv), (v), (vi), and (vii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or that have been sold by a person pursuant to a registration statement under the Act covering such Registrable Securities that has been declared effective by the SEC or in an open market transaction under Rule 144. The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then-exercisable or convertible securities that are, Registrable Securities.

(h) The term “Rule 144” means Rule 144 under the Act.

(i) The term “SEC” means the Securities and Exchange Commission.

(j) The term “Series A Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series A Preferred Stock.

(k) The term “Series B Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series B Preferred Stock.

(l) The term “Series C Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series C Preferred Stock.

(m) The term “Series D Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series D Preferred Stock.

(n) The term “Series E Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series E Preferred Stock.

(o) The term “Series F Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series F Preferred Stock.

(p) The term “Series G Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series G Preferred Stock.

1.2 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock, and the Series G Preferred Stock (collectively, the “Preferred Stock”) or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement to the same extent as if such transferee were the original Holder hereunder, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, (C) a limited liability company transferring to its members, former members or equity holders in accordance with their interest in the limited liability company, (D) a venture capital fund that is transferring to an affiliated venture capital fund or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

1.3 Request for Registration.

(a) Subject to the conditions of this Section 1.3, if the Company shall receive at any time after the earlier of (i) February 16, 2014, or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.3, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.3, use its best efforts to file, as soon as practicable, and in any event within ninety (90) days of the receipt of such request, a registration statement under the Act covering all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.3(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in Section 1.3(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by two-thirds in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders) and second, to the other securities to be included in such registration. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 1.3:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.3, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.4 hereof, unless such offering is the Initial Offering, in which case, ending on a date one hundred eighty (180) days after the effective date of such registration subject to Section 1.4, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective and provided, in the case of a public offering other than the Initial Offering, that the Initiating Holders were permitted to register such shares as requested to be registered pursuant to Section 1.4 hereof without reduction by the underwriter thereof;

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to Section 1.5 hereof; or

(v) if the Company shall furnish to Holders within thirty (30) days after requesting a registration statement pursuant to this Section 1.3, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.

1.4 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.4(c), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.4 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. If the Holders are so limited by the underwriters’ determination, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the

Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the preceding sentences concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited liability company, or corporation, the affiliated venture capital funds, partners, retired partners, members and stockholders of such Holder, or the estates and family members of any such partners and retired partners, members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.5 Form S-3 Registration. In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 1.5, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.5:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.5, a certificate signed by the Company’s Chief

Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.5; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.5 and the Company shall include such information in the written notice referred to in Section 1.5(a). The provisions of Section 1.3(b) shall be applicable to such request (with the substitution of Section 1.5 for references to Section 1.3).

(d) Subject to the foregoing, the Company shall use its best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.5 shall not be counted as requests for registration effected pursuant to Section 1.3.

1.6 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

Notwithstanding the provisions of this Section 1, the Company shall upon written notice to the participating Holders be entitled to postpone or suspend, for a reasonable period of time (but in no event exceeding sixty (60) days from such notice) (the “Suspension Period”), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would:

(i) in the good faith judgment of the Board of Directors of the Company, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii) in the good faith judgment of the Board of Directors of the Company, materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) in the good faith judgment of the Board of Directors of the Company, require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.6, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the duration of the Suspension Period. No more than one (1) such Suspension Period shall occur in any twelve (12) month period and, with respect to the filing of any registration statement, such Suspension Period may only be in lieu of any delay provided for in Section 1.3(c)(v) or Section 1.5(b)(iii), as applicable.

1.7 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.8 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.3, 1.4 and 1.5, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 or Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of two-thirds of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.3 or Section 1.5, the Holders of two-thirds of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.3 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.3.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws, any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement or any of such other Holder’s partners, members, directors or officers or any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws, any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.10(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.10(b) exceed the net proceeds from the offering received by such Holder. Without limiting the generality of the foregoing or the generality of the definition of “Violation” contained in subsection 1.10(a), for purposes of this subsection 1.10(b), the term “Violation” shall include the failure by or on behalf of the selling Holder, or any person controlling such Holder, to deliver to any person who purchased shares in the offering from such selling Holder a copy of the most current prospectus, if required by law so to have been delivered at or prior to the written confirmation of the sale of the shares to such person, and if the delivery of the prospectus (as so amended or supplemented) would have cured the defect giving rise to such Violation.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.10(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 10,000 shares of the original Holder’s Registrable Securities, or all of the original Holder’s Registrable Securities, if less than 10,000 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations after the date hereof), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the effective date of the registration statement relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held during such period, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering; provided however that as to any Holder, such Holder shall not be entitled to registration rights during such earlier time at which such Holder can immediately sell all Registrable Securities held by under Rule 144 during any ninety (90)-day period.

1.15 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Holder (or transferee of a Holder) that holds at least 75,000 shares (as adjusted for stock splits, dividends, combinations and the like with respect to such shares after the date hereof) of Preferred Stock or Registrable Securities (each a “Major Investor”):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) and certified by independent public accountants of recognized national standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(d) annually (and in any event no later than ten (10) days after adoption by the Board of Directors of the Company) the operating plan of the Company, in the form approved by the Board of Directors, which operating plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such operating plan shall be delivered to each Major Investor as promptly as practicable after such changes have been approved by the Board of Directors.

(e) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it deems in good faith to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect (i) upon the Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or (iii) the Consummation of the merger or consolidation of the Company or a subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity in substantially the same relative proportions), whichever event shall first occur.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Except as otherwise set forth herein, each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.4 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within fifteen (15) calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) (such Major Investor’s “Pro Rata Share”). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to exercise its rights hereunder to purchase its pro rata portion of the Shares. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) held by all Fully Exercising Investors.

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the forty-five (45) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not sell the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the shares of Common Stock reserved for issuances to directors, officers, employees and consultants pursuant to such arrangements, contracts or plans recommended by management and approved by the Board of Directors, (ii) the issuance of securities in connection with an acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or other reorganization approved by the Company’s Board of Directors whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity; (iii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Company’s Board of Directors, (iv) the Series G Registrable Securities issued pursuant to the Purchase Agreement, (v) the issuance of securities in a public offering, (vi) the issuance of securities pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company, (vii) the issuance of securities in connection with corporate partnering transactions on terms approved by the Board of Directors (including at least the director elected by the holders of Series C Registrable Securities and the director elected by the holders of Series D Registrable Securities), or (viii) stock splits, stock dividends or like transactions. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor and any subsequent offering of Shares if the offer and sale to such Major Investor would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale without any available exemption therefrom.

(e) The right of first offer under this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any affiliated venture capital fund or any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable between and among Major Investors.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the earlier to occur of (i) the Initial Offering or (ii) the consummation of the merger or consolidation of the Company or any subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity in substantially the same relative proportions).

2.5 Proprietary Information and Inventions Agreements. The Company will cause each person now or hereafter employed or engaged by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

2.6 Board of Directors. Each committee established by the Board of Directors shall include the director elected by the holders of Series D Registrable Securities, unless such director declines to participate. The Company will reimburse the reasonable out-of-pocket expenses (including travel, food and lodging expenses) of each non-employee member of the Board of Directors actually incurred in connection with such member’s attendance of the meetings of the Company’s Board of Directors or any committee thereof. The Company shall enter into an indemnification agreement with each of its directors to indemnify such directors to the maximum extent permissible under applicable law in an amount and pursuant to such terms as are approved by the Company’s Board of Directors, but in any event with coverage equal to at least $3,000,000.

2.7 Limitation on Drag Along Agreements. Any drag-along or equivalent agreement to which the Company and the Holders may become a party in the future shall provide that in no event will any Holder be required to agree to sell any capital stock of the Company unless the liability for indemnification, if any, of such Holder is several, not joint, is pro rata in accordance with such Holder’s relative stock ownership of the Company as of the closing of such sale of the Company, and, except in the case of potential liability for fraud or willful misconduct by such Investor, will not exceed the consideration payable to such Holder, if any, in such sale of the Company.

2.8 Additional Issuances of Capital Stock. The Company will not, without the approval of the Board of Directors (including at least one director elected by the holders of the Series C Registrable Securities and the director elected by the holders of the Series D Registrable Securities), issue any additional shares of Preferred Stock or Common Stock, except for issuances of Common Stock or options to purchase Common Stock under the Company’s equity incentive plans that are approved by the Board of Directors (including the director elected by the holders of Series C Registrable Securities and the director elected by the holders of Series D Registrable Securities).

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages or schedules attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.4).

3.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.6 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules or exhibits hereto, if any) and the documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all other agreements with regard thereto, including the Prior Agreement. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities. Notwithstanding the foregoing, (x) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination or waiver applies to all Holders in the same fashion (it being agreed that a waiver of the provisions of Section 2.4 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) and does not treat holders of different series of Preferred Stock differently and (y) Section 2.7 hereof may not be amended without the consent of Novo A/S. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, purchasers of the Company’s Series G Preferred Stock pursuant to the Purchase Agreement who are not already a parties hereto, shall become parties hereto as “Investors” by delivery to the Company of a signature page hereto without the need for any amendment hereto.

3.7 Severability. If any provision or set of provisions of this Agreement (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

3.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons or partners or former partners or members of a Major Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9 Facsimile and Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative

3.11 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.12 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INOGEN, INC.

/s/ Raymond Huggenberger

Raymond Huggenberger
Chief Executive Officer

Address:	326 Bollay Drive Goleta, CA 93117 Fax (805) 562-0516

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Novo A/S

By:	/s/ Peter Moldt

Print Name:	Peter Moldt

Title:	Partner

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Avalon Ventures VII, L.P.

By:	Avalon Ventures VII GP, L.L.C.
Its:	General Partner

By:	/s/ Kevin Kinsella
Kevin J. Kinsella
Managing Director

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Versant Venture Capital II, L.P. Versant Affiliates Fund II-A, L.P. Versant Side Fund II, L.P.

By:	Versant Ventures II, L.L.C.
Each of Its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D.
Managing Director

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

AMV Partners I, L.P.

By:	Accuitive Medical Ventures, L.L.C.
Its:	General Partner

By:	/s/ Charles Larsen
Name:	Charles Larsen
Managing Director

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Arboretum Ventures 1, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen
Managing Director

Arboretum Ventures 1-A, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen
Managing Director

Arboretum Ventures II, L.P.

By:	Arboretum Investment Manager II, LLC
Its:	General Partner

By:	/s/ Timothy B. Petersen
Timothy B. Petersen
Managing Director

Arboretum Ventures IIa, L.P.

By:	Arboretum Investment Manager IIa, LLC
Its:	General Partner

By:	Arboretum Investment Manager II, LLC
Its:	Manager

By:	/s/ Timothy B. Petersen
Timothy B. Petersen
Managing Director

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Stephen E. Cooper Family Partnership
The Cooper Revocable Trust Dtd 7/26/96

By:	/s/ Stephen E. Cooper TTES
Stephen E. Cooper
Trustee

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

The DeHont Family Revocable Trust, u/t/d 3/6/84

By:	/s/ Charles L. DeHont, Trustee
Charles L. DeHont
Trustee

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Louis and Bernice Weider Family Trust, u/t/d 12/23/93

By:	/s/ Louis Weider
Louis Weider
Trustee

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PARTNERS HEALTHCARE SYSTEMS, INC.

Signature:	/s/ Debra Sloan

Print Name:	Debra Sloan

Title:	Deputy Treasurer

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ John Petote
John Petote

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ M. Lynn Brewer
M. Lynn Brewer

[INOGEN, INC. SERIES G PREFERRED STOCK FINANCING 9TH A&R INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

LIST OF INVESTORS

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D	Series E	Series F	Series G

LAUNCH POINT TECHNOLOGIES, LLC	40,000
(f/k/a Magnetic Moments, LLC) 5735 Hollister Avenue Suite B Goleta, CA 93117

AVALON VENTURES VII, L.P.				685,619	554,017
888 Prospect Street Suite 320 La Jolla, CA 92037

AMV PARTNERS, I, L.P.			426,621	357,725	387,586
Accuitive Medical Ventures 795 Promontory Drive West Newport Beach, CA 92660

VERSANT VENTURE CAPITAL II, L.P.		982,670	483,667	1,482,496	2,054,912
450 Newport Center Drive, #380 Newport Beach, CA 92660

VERSANT AFFILIATES FUND II-A, L.P.		18,648	9,178	28,132	38,995
450 Newport Center Drive, #380 Newport Beach, CA 92660

Schedule A-1

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D	Series E	Series F	Series G

VERSANT SIDE FUND II, L.P.		8,782	4,322	13,249	17,824
450 Newport Center Drive, #380 Newport Beach, CA 92660

DUARD ENOCH		13,187	3,413	4,246
429 Pacific Oaks Road Goleta, CA 93117

THE DEHONT FAMILY REVOCABLE TRUST		29,063	13,715
828 El Pintado Road Danville, CA 94526-1409

ROBERT C. BODINE		19,441
720 East Mountain Drive Santa Barbara, CA 93108

LOUIS AND BERNICE WEIDER FAMILY TRUST		16,165	7,628	28,995	48,043	30,252
1771 San Leandro Lane Montecito, CA 93108

SCAR FAMILY TRUST		12,888
P.O. Box 5188 Santa Barbara, CA 93150

THE SUSAN L. HENRICKSEN REVOCABLE LIVING TRUST UTA DATED OCTOBER 11, 2007		13,060
952 Fairway Park Drive Incline Village, NV 89451

Schedule A-2

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D	Series E	Series F	Series G

THE RAYMOND HENRICKSEN LIVING TRUST U/A DATED JULY 23, 2007		13,060
79-920 Merion La Quinta, CA 92253

JOHN PETOTE		12,755	6,019	7,509			21,302
20 Barranca Ave., #2 Santa Barbara, CA 93109

M. LYNN BREWER		25,578	12,070	6,445			6,426
14170 Victor Place Saratoga, CA 95070

THE COOPER REVOCABLE TRUST DTD 7/26/96, STEPHEN E. COOPER AND SUSAN D. COOPER TRUSTEES	145,000	91,135	10,000	54,340
1311 Hampton Court Discovery Bay, CA 94514

THE STEPHEN E. COOPER FAMILY PARTNERSHIP			40,694	1,000	2,500
1311 Hampton Court Discovery Bay, CA 94514

DANIEL THOMAS			500
1731 Embarcadero Road Palo Alta, CA 94303

Schedule A-3

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D	Series E	Series F	Series G

THE UCSB FOUNDATION F/B/O THE COLLEGE OF ENGINEERING	15,000
4219 Cheadle Hall University of California, Santa Barbara Santa Barbara, CA 93007

ARBORETUM VENTURES 1, LLC				143,835	160,645	100,840
303 Detroit Street, Suite 301 Ann Arbor, MI 48104

ARBORETUM VENTURES 1-A, LLC				95,890	107,097	67,226
303 Detroit Street, Suite 301 Ann Arbor, MI 48104

ARBORETUM VENTURES IIA, L.P.						685,908	242,614
303 Detroit Street, Suite 301 Ann Arbor, MI 48104

ARBORETUM VENTURES II, L.P.						2,927,538	1,035,505
303 Detroit Street, Suite 301 Ann Arbor, MI 48104

NOVO A/S				1,095,890	1,397,833	3,781,512	7,130,843
Tuborg Havnevej 19 DK 2900 Hellerup Denmark

NUMENOR VENTURES, LLC				102,739	121,185
1015 E. Mountain Drive Santa Barbara, CA 93108

Schedule A-4

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D	Series E	Series F	Series G

AIR PRODUCTS AND CHEMICALS, INC.				342,465
7201 Hamilton Boulevard Allentown, PA 18195

DCE, INC.		12,841	6,059	7,180
5630 Starboard Drive Discovery Bay, CA 94514

AL PADEN				3,956	3,471	8,402
5735 Hollister Ave. Suite B Goleta, CA 93117

PARTNERS HEALTHCARE SYSTEMS, INC.						504,201	48,526
101 Merrimac Street, 4th Floor Boston, MA 02114-4719

Schedule A-5

INOGEN, INC.

AMENDMENT NO. 1 TO NINTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Ninth Amended and Restated Investors’ Rights Agreement dated March 12, 2012 (the “Rights Agreement”) is entered into effective as of January 1, 2014, by and among Inogen, Inc., a Delaware corporation (the “Company”), and certain of the Investors listed on Schedule A. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Rights Agreement.

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (No. 333-192605) for the underwritten public offering of shares of the Company’s Common Stock;

WHEREAS, the Company and the Investors now desire to amend the terms of the Rights Agreement as set forth below;

WHEREAS, pursuant to Section 3.6 of the Rights Agreement, any provision of the Rights Agreement may be amended by the written consent of (i) the Company, and (ii) the holders of at least two-thirds of the Registrable Securities (collectively, the “Requisite Parties”); and

WHEREAS, the parties hereto constitute the Requisite Parties.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the parties hereto agree as follows:

1.	Amendment to Rights Agreement. Section 2 of the Rights Agreement is hereby amended by adding a new Section 2.9 as follows:

“2.9	Termination of Covenants. Notwithstanding any other provision contained in this Agreement, Section 2 of this Agreement shall terminate and be of no further force or effect immediately prior to the closing of any underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act on or before December 31, 2014.”

2.	Interpretation of Certain Terms; No Further Amendment. The words “this Agreement,” “herein,” “hereof” and other like words in the Rights Agreement from and after the effective time of this Amendment shall mean and include the Rights Agreement as amended hereby. Except as expressly provided in this Amendment, the terms and conditions of the Rights Agreement are and remain in full force and effect.

3.	Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law provisions of the State of California or any other state.

4.	Facsimile and Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile and PDF will be accepted and considered duly executed.

[Signature page follows]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INOGEN, INC.

By:	/s/ Raymond Huggenberger

Name:	Raymond Huggenberger

Title:	Chief Executive Officer

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: Novo A/S

By:	/s/ Thomas Dyrberg

Print Name:	Thomas Dyrberg

Title:	Senior Partner

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: Stephen E. Cooper Family Partnership The Cooper Revocable Trust Dtd 7/26/96

By:	/s/ Stephen E. Cooper
Stephen E. Cooper Trustee

INVESTOR: Launch Point Technologies, LLC

By:

Brad Paden President

INVESTOR: The UCSB Foundation f/b/o The College of Engineering

By:
Name:
Title:

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: Avalon Ventures VII, L.P. By: Avalon Ventures VII GP, L.L.C. Its: General Partner

By:	/s/ Kevin J. Kinsella
Name:	Kevin J. Kinsella
Title:	Managing Director

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: Versant Venture Capital II, L.P. Versant Affiliates Fund II-A, L.P. Versant Side Fund II, L.P. By: Versant Ventures II, L.L.C. Each of Its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D. Managing Director

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: AMV Partners I, L.P. By: Accuitive Medical Ventures, L.L.C. Its: General Partner

By:	/s/ Charles Larsen

Name:	Charles Larsen
Managing Director

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: Arboretum Ventures II, L.P., By: Arboretum Investment Manager II, LLC, Its: General Partner

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Member

INVESTOR: Arboretum Ventures IIa, L.P., By: Arboretum Investment Manager IIa, LLC, Its: General Partner By: Arboretum Investment Manager II, LLC Its: Manager

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Member

INVESTOR: Arboretum Ventures 1, LLC Arboretum Ventures 1-A, LLC By: Arboretum Investment Manager, LLC, Its: Managing Member

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Member

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]

The parties have caused this Amendment No. 1 to the Ninth Amended and Restated Investors’ Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR: Louis and Bernice Weider Family Trust, u/t/d 12/23/93

By:

Louis Weider Trustee

[Signature page to Amendment No. 1 to Ninth Amended and Restated Investors’ Rights Agreement]